EXHIBIT 99.2

               AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

      Amendment No. 1 dated as of December 16, 2003 (this "Amendment"), to Agreement and Plan of Merger (the "Agreement") dated as of May 2, 2003, by and between Westerbeke Corporation, a Delaware corporation (the "Company"), and Westerbeke Acquisition Corporation, a Delaware corporation
("Acquisition").

                                  RECITALS:

      WHEREAS, the Company and Acquisition, acting pursuant to Section 9.03 of the Agreement, desire to amend the Agreement as hereinafter provided;

      WHEREAS, the Special Committee of the Board of Directors of the Company and the Board of Directors of the Company (acting subsequent to the Special Committee and with Mr. Westerbeke abstaining) have each approved this Amendment and have each determined that it is advisable, fair to, and in the best interests of, the Company and the unaffiliated holders of Company Common Stock to consummate the Merger of Acquisition with and into the Company upon the terms and subject to the conditions set forth in the Agreement as amended by this Amendment and in accordance with the DGCL; and

      WHEREAS, the Board of Directors of Acquisition has approved this Amendment and approved the Merger and the Agreement as amended by this Amendment and determined that it is advisable, fair to, and in the best interests of, Acquisition and the holders of Acquisition Stock to consummate the Merger upon the terms and subject to the conditions set forth in the Agreement as amended by this Amendment and in accordance with the DGCL.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreement herein contained and intending to be legally bound hereby, the parties hereto agree as set forth below.

      A. Capitalized terms used in this Amendment and not defined herein shall have the same meanings as set forth in the Agreement.

      B. The first sentence of Section 2.01(a) of the Agreement is hereby amended to read as follows:

            "Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) Dissenting Shares (as defined in Section 2.04), (ii) shares of Company Common Stock that are held in the treasury of the Company or by any Subsidiary (as defined in Section 10.04) of the Company and (iii) shares of Company Common Stock owned by Acquisition (collectively, the "Excluded Shares")) shall be converted into the right to receive from the Surviving Corporation three dollars twenty-six cents ($3.26) in cash (the "Merger Consideration") payable to the holder thereof, without interest thereon, upon surrender of the certificate previously representing such share of Company common stock as provided in Section 2.02(c)."


      C.  Article VII of the Agreement is hereby amended by adding a new section 7.07 at the end thereof to read as follows:

            "SECTION 7.07  Pending Litigation.  The lawsuit captioned The
      A. David Maroko and Ronald A. Biloon Rollover IRA, and Rondo, Inc. v. John H. Westerbeke, Jr., Thomas M. Haythe, Gerald Bench, James W. Storey and Westerbeke Corporation, Civil Action No. 20291 (the "Lawsuit"), shall have been settled and dismissed with prejudice on the terms contemplated by the Memorandum of Understanding (the "MOU"), dated as of December 4, 2003, by and among the plaintiffs and defendants party thereto."

       D.  Article VIII of the Agreement is hereby amended by adding a new
Section 8.04 at the end thereof to read as follows:

            "SECTION 8.04 Pending Litigation. The Lawsuit shall have been settled and dismissed with prejudice on the terms contemplated by the MOU."

       E. Section 9.01 of the Agreement is hereby amended by changing the date set forth in subsection (c) thereof from October 31, 2003 to March 31, 2004.

       In all other respects, the Agreement remains unchanged.

                                 *    *    *

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                       WESTERBEKE CORPORATION


                                       By  /s/ Gregory Haidemenos
                                           --------------------------------
                                           Name:  Gregory Haidemenos
                                           Title: Treasurer


                                       WESTERBEKE ACQUISITION
                                        CORPORATION


                                       By  /s/ John H. Westerbeke, Jr.
                                           --------------------------------
                                           Name:  John H. Westerbeke, Jr.
                                           Title: President